                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                             SWIFT ENERGY COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
         Not applicable:  Filing for annual shareholders' meeting
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                              SWIFT ENERGY COMPANY
                       16825 NORTHCHASE DRIVE, SUITE 400
                             HOUSTON, TEXAS  77060
                                 (713) 874-2700


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1996


         Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 14, 1996 at 4:00 p.m. Central Time for the following purposes:

         1. To elect seven members of the board of directors to serve for the terms specified in the attached Proxy Statement or until their successors are elected and qualified; and

         2. To consider and act upon such other business as may properly be presented at the meeting, or any adjournment thereof.

         A record of shareholders has been taken as of the close of business on March 25, 1996, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 30, 1996, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas.

         IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON AT THE MEETING OR PREFER TO VOTE BY PROXY IN ADVANCE, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF THE PROXY CARD WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                                        By Order of the Board of Directors,



                                        JOHN R. ALDEN
                                        Secretary
April 8, 1996

                              SWIFT ENERGY COMPANY
                       16825 NORTHCHASE DRIVE, SUITE 400
                             HOUSTON, TEXAS  77060
                                 (713) 874-2700

                                PROXY STATEMENT

         This proxy statement is mailed to shareholders commencing on or about April 8, 1996, in connection with the solicitation by the board of directors of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas, on May 14, 1996 at 4:00 p.m. Central Time, and any adjournment thereof, for the purposes set forth in the accompanying notice. Management does not expect that any matters other than those referred to in such notice will be presented for action at the meeting.

         The Annual Report to Shareholders covering the fiscal year ended December 31, 1995, will be mailed to each shareholder entitled to vote at the annual meeting on or before the date of mailing this proxy statement.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Company has retained a proxy solicitor, at an estimated cost of approximately $1,200, to assist in contacting brokers and other "street-name" holders to encourage the return of proxies by beneficial holders.

                               QUORUM AND VOTING

         The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on March 25, 1996. On the record date, there were 12,559,537 shares of common stock of the Company, par value $.01 per share, outstanding and entitled to vote.

         Each share of common stock entitles the holder to one vote on each matter presented at the meeting. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of all nominees named therein to the board of directors for the terms indicated, and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the annual meeting, a majority of the votes represented at the meeting may adjourn the annual meeting from time to time without notice other than an announcement until a quorum is present or represented.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations or proposals.

            The following is provided for information purposes only.
 The shareholders are not being asked to vote with respect to bylaw amendments.

                              AMENDMENTS TO BYLAWS

GENERAL

         The board of directors adopted amendments to the Company's bylaws on August 14, 1995 designed to protect shareholders' rights in the event of an acquisition of control by an outsider which does not have the support of the board of directors. The primary amendment classifies the board of directors into three (3) classes, as nearly equal in number as possible, each of whom would serve for three years, after a transitional period, with one class being elected each year.

         The board of directors believes that the staggered three-year term of the classified board of directors, in contrast to the past one-year term of all members of the board of directors, will help assure the continuity and stability of management of the Company. This continuity and stability will result from the fact that with the classified board of directors, the majority of the directors at any given time will have prior experience as directors of the Company.

NUMBER OF DIRECTORS

         As amended, the bylaws provide that the board of directors shall consist of seven (7) directors, and the number may be increased or decreased by a majority of the Continuing Directors, provided that the number of directors shall never be less than three (3) nor more than nine (9) members. The previous bylaws provided for a minimum of one director and required amendment of the bylaws to change the size of the board, such amendment being approved by directors (not Continuing Directors, as defined below) or shareholders.

DESCRIPTION OF THE BYLAW AMENDMENT CLASSIFYING THE BOARD OF DIRECTORS

         Since the Company's inception, directors have been elected to the Company's board of directors annually for a term of one year. The classification amendment provides that the board will be divided into three classes of directors, each class to be as nearly equal in number of directors as possible.

         Under the amended bylaws, for the first year of classification of the board, it is proposed that two directors be elected to serve terms expiring at the 1997 Annual Meeting, three directors be elected to serve terms expiring at the 1998 Annual Meeting, and two directors be elected to serve terms expiring at the 1999 Annual Meeting of shareholders. In all cases, the directors will hold office until their respective successors have been duly elected and have qualified. Vacancies occurring on the board of directors may be filled by the board of directors for the unexpired term of the replacement director's predecessor in office. At future annual meetings, each nominee for director that is elected will be elected to serve a three year term.

GENERAL DISCUSSION OF ANTITAKEOVER MEASURES

         In recent years a number of United States companies have become the targets of takeover attempts. These takeover attempts often involve efforts to obtain stock holdings in the target company by a tender offer or market purchase of a majority of the outstanding shares followed by a business combination to absorb the target company and its assets into the new controlling shareholder. In many such transactions, the minority shareholders of the acquired company are subsequently eliminated on terms they may or may not find acceptable, in a transaction approved by the vote of the controlling shareholder.

         The bylaw amendments described herein will not prevent a tender offer for all or part of the Company's shares as the bylaw provisions adding antitakeover measures can be repealed or amended by the shareholders, as described below. Thus, in the event that an offer is attractive to such holders, the bylaw amendments will not deny them the opportunity to tender their shares. The amendments, and particularly classification of the board, are likely to have the effect of inhibiting hostile takeovers, particularly tenders for less than all of the shares, because at least two shareholders' meetings will be required to effect a change in the majority of the board of directors. Thus, it will be more difficult for an outsider to impose its will on the remaining shareholders by a subsequent business combination. The Company believes that shareholders not wishing to participate in a tender should be afforded some protection against outsiders who have tendered for or received less than all of the shares of the Company. This would be especially true in a situation where, due perhaps to an unusual set of circumstances, such as a large temporary drop in oil prices, the Company's stock might be undervalued in view of the Company's assets, longer term performance and prospects. In such an instance, a premium over "market" may have little value. The board has considered such factors as the expense and disruption of management which would be experienced by the Company in resisting a hostile tender offer, the fact that all tender offers may not be designed to give all shareholders an opportunity to sell all their shares, the potential for a conflict of interest and resulting inequities to remaining shareholders inherent in a business combination proposed by a new dominant controlling shareholder, the cost of appraisal or other legal remedies available to shareholders who did not tender but are forced to sell in such a subsequent business combination, and the possibilities of undue pressures on shareholders to tender rather than risk remaining as minority shareholders. The board also considered that the amendments could result in a denial or reduction to shareholders of potential premiums over market often afforded by tender offers, the ability of management or less than a majority of shareholders to thwart transactions which may be desirable or beneficial to other shareholders, and the fact that the amendments may make it more difficult to alter management of the Company. Nonetheless, the board believes that the staggered board and the other provisions contained in the bylaw amendments tend to strike a balance between rights afforded to controlling shareholders and those afforded other public shareholders. The board believes that if any future takeover of the Company is involved, the shareholders are more likely to benefit in the long term if there are provisions inducing a prospective acquiror to negotiate with management on an arm's-length basis rather than being able to exploit the pressure on shareholders created by a hostile tender offer.

OTHER MAJOR BYLAW AMENDMENTS

        The other major bylaw amendments adopted are as follows:

        1. The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors is required to sell, assign or dispose of the Corporation's assets or to merge with another corporation or entity, if such transaction is not approved by a majority of the directors then in office who were directors for the two-year period ending on the date notice of the meeting or written consent is first provided to shareholders (the "Continuing Directors") or to enter into any transaction, including the issuance or transfer of securities of the Company, to any holder of twenty percent (20%) of the outstanding capital stock of the Company. The previous bylaws had no comparable provision.

        2. Directors may be removed only by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of capital stock of the Company entitled to vote generally. The previous bylaws allowed removal by a majority of shareholders entitled to vote in the election of directors.

        3. The shareholders may amend or repeal the provisions that contain anti-takeover measures in the bylaws adopted by the board of directors by an affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding capital stock of the Company. The previous bylaws were silent as to shareholder amendment of bylaws.

                             ELECTION OF DIRECTORS

         At the annual meeting, seven directors are to be elected. As a result of recent bylaw amendments, there will be three classes of directors and each nominee elected will hold office for the term indicated in the table below, or until his successor has been duly elected and been qualified. See "Amendments to Bylaws." In order to be elected, each nominee for director must receive at least the number of votes equal to the plurality of the shares represented at the meeting, either in person or by proxy.

         The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. All seven nominees are currently members of the board of directors. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the board of directors to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                CLASS I  - Term to Expire at 1997 Annual Meeting

                                  Raymond O. Loen
                                  Clyde W. Smith, Jr.

                CLASS II - Term to Expire at 1998 Annual Meeting

                                  A. Earl Swift
                                  Henry C. Montgomery
                                  Harold J. Withrow

                CLASS III - Term to Expire at 1999 Annual Meeting

                                  Virgil N. Swift
                                  G. Robert Evans

NOMINEES

         Set forth below is certain information, as of the date hereof, concerning the nominees for election to the board of directors of the Company.

ONE YEAR TERM

        Raymond O. Loen, 71, nominated for a one-year term, has served as a director of the Company since its founding in 1979. Since 1963, he has been President of R.O. Loen Company, a privately held management consulting firm headquartered in Lake Oswego, Oregon.

         Clyde W. Smith, Jr., 47, nominated for a one-year term, has served as a director of the Company since 1984. He has served as President of Somerset Properties, Inc., a real estate and investment company, since 1985.

TWO YEAR TERM

         A. Earl Swift, 62, nominated for a two-year term, is President, Chief Executive Officer and Chairman of the Board of Directors of the Company and has served in such capacity since its founding in 1979. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company, serving his last three years as Vice President of Exploration and Production for Michigan-Wisconsin Pipe Line Company and American Natural Gas Production Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry
E. Swift.

         Henry C. Montgomery, 60, nominated for a two-year term, has served as a director of the Company since 1987. Since 1980, Mr. Montgomery has been the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery previously served as Chairman of the Board of each of Private Financial Services Corporation, a management consulting and financial services firm (1986 to 1989), Aquanautics Corporation, a public company involved in the extraction of oxygen from water and air (1986 to 1991) and Catalyst Semiconductor, Inc., a public company engaged in the design and manufacture of semiconductors (1990 to 1995).

         Harold J. Withrow, 68, nominated for a two-year term, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

THREE YEAR TERM

         Virgil N. Swift, 67, nominated for a three-year term, has been a director of the Company since 1981, and has acted as Vice Chairman of the Board and Executive Vice President-Business Development since November 1991. He previously served as Executive Vice President and Chief Operating Officer from 1982 to November 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager-Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering. He is the brother of A. Earl Swift.

         G. Robert Evans, 64, nominated for a three-year term, has been a director of the Company since 1994. Since 1991, he has been Chairman and Chief Executive Officer of Material Sciences Corporation of Elk Grove Village, a corporation that develops and commercializes continuously processed, coated materials technologies. He is also currently serving as a director of three other public companies: Consolidated Freightways, Inc. (transportation), Fibreboard Corporation (wood products, insulation and resort operations) and Elco Industries (manufacturing). From 1990 until 1991, he served as President, Chief Executive Officer and a Director of Corporate Finance Associates of Illinois, Inc., a financial intermediary and consulting firm. From 1987 until 1990, he served as President, Chief Executive Officer and a Director of Bemrose Group USA, a British holding company engaged in value-added manufacturing and sale of products to the advertising specialty industry.

COMPENSATION TO DIRECTORS

         Board members are reimbursed for travel expenses they incur in attending board of directors meetings. Employees of the Company are not compensated for serving as directors. During 1996, nonemployee members of the board of directors will receive $1,750 per board meeting attended, an annual fee of $5,000 for serving on committees of the board, and an additional annual fee of $5,000 for services as a director. Compensation paid to nonemployee directors during 1995 for their services as directors in the form of cash and shares totaled $111,250 (this figure includes deferred compensation payable in shares valued at $10,250).

         Under the 1990 Nonqualified Plan, each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is granted, subject to an option maximum of 60,000 shares per director, options to purchase 5,000 shares of the Company's common stock.

         In accordance with the 1990 Nonqualified Plan, each of the nonemployee directors (Messrs. Loen, Montgomery, Smith, Evans and Withrow) have been granted options for shares of the Company's common stock. Due to a ten percent stock dividend declared September 7, 1994, the number of shares underlying all options held by each of the nonemployee directors increased by ten percent as of such date with a commensurate 10% decrease in the option exercise prices.

         None of the nonemployee directors exercised options during the year ended December 31, 1995.

         The following table presents information regarding awards of stock options under the 1990 Nonqualified Plan from its inception through December 31, 1995, to nonemployee directors and the total number held under all Company plans.


                                                  Shares of Common
                                                  Stock Underlying           Total Shares of Common
                                                Options Granted Under      Stock Underlying Options
                             Name              1990 Nonqualified Plan       Granted Under all Plans
                   -------------------------   ------------------------   ---------------------------
                   G. ROBERT EVANS                    11,000                         11,000

                   RAYMOND O. LOEN                    27,000                         38,000

                   HENRY C. MONTGOMERY                22,050                         38,000

                   CLYDE W. SMITH, JR.                27,000                         35,800

                   HAROLD J. WITHROW                  22,600                         38,000

         For the number of options exercisable by each of the nonemployee directors, see footnote (1) to the table set forth under "Principal Shareholders" below.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1995, the board of directors met on eight occasions. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1995, each director attended at least 75% of both (i) the total number of meetings of the board of directors and (ii) the total number of meetings of all committees of the board on which he served.

COMMITTEES OF THE BOARD

         The board of directors of the Company has established various standing committees, including, among others, Audit, Nominating and Compensation Committees. A description of the functions of the Audit, Nominating and Compensation Committees is set forth below.

         AUDIT COMMITTEE. The Audit Committee is comprised entirely of nonemployee directors. The Audit Committee recommends to the board of directors the engagement of, and reviews the services performed by, the Company's independent auditors. Messrs. Loen, Montgomery and Smith are members of the Audit Committee, which held four meetings in 1995.

         NOMINATING COMMITTEE. The Nominating Committee's function is to review the performance of directors and to recommend persons to be management's nominees for directorships. The Nominating Committee may consider nominees recommended by shareholders, upon written request by a shareholder addressed to any member of the committee. See "Shareholder Proposals" herein. Messrs. A.
E. Swift, Loen and Smith are members of the Nominating Committee. The Nominating Committee held one meeting in 1995.

         COMPENSATION COMMITTEE. The Compensation Committee at all times is comprised of at least three nonemployee directors who are "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has sole authority to administer the Company's stock option plans and stock purchase plan, although it has no discretion as to awards of stock options under the 1990 Nonqualified Plan. The Compensation Committee also reviews and makes recommendations regarding the compensation levels of the Company's executive officers. Messrs. Loen, Montgomery and Withrow are members of the Compensation Committee, which held six meetings in 1995.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal year beginning January 1, 1995, and ending December 31, 1995, and Forms 5 furnished to the Company with respect to such fiscal year, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the shareholdings, as of March 1, 1996, of the seven current members of the board of directors (all of whom are nominees for re-election), each of the Company's five most highly compensated executive officers, all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding common stock.

                                                                                  Shares of Common Stock
                                                                                  Beneficially Owned at
                                                                                     March 1, 1996(1)
                                                                                ---------------------------

                                                                                                 Percent of
                                                                                                   Class
 Name of Person or Group                          Position                       Number         Outstanding
 -----------------------                          --------                       ------         -----------
 A. Earl Swift . . . . . . . .     Chairman of the Board, President,             295,138(2)          2.3%
                                   Chief Executive Officer

 Virgil N. Swift . . . . . . .     Vice Chairman of the Board, Executive         312,632             2.4%
                                   Vice President--Business Development

 G. Robert Evans . . . . . . .     Director                                        4,200            (3)

 Raymond O. Loen . . . . . . .     Director                                      141,356(4)          1.1%

 Henry C. Montgomery . . . . .     Director                                       29,370            (3)

 Clyde W. Smith, Jr. . . . . .     Director                                       22,625            (3)

 Harold J. Withrow . . . . . .     Director                                       20,900            (3)

 Terry E. Swift  . . . . . . .     Executive Vice President, Chief                74,388            (3)
                                   Operating Officer

 John R. Alden . . . . . . . .     Senior Vice President--Finance, Chief          60,915            (3)
                                   Financial Officer, Secretary

 James M. Kitterman  . . . . .     Senior Vice President--Operations              49,460            (3)

 All executive officers & directors as a group (12 persons)  . . . . . .       1,088,789             8.6%

 Foreign & Colonial Management Limited . . . . . . . . . . . . . . . . .         953,052(5)          7.6%(5)
 Hypo Foreign & Colonial Management (Holdings) Limited
   Exchange House, Primrose Street
   London EC2A 2NY England

 FMR Corp  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,291,458(6)          9.8%(6)
   82 Devonshire Street
   Boston, Massachusetts  02109

 State Street Research & Management Company  . . . . . . . . . . . . . .       1,284,450(7)         10.3%(7)
 Metropolitan Life Insurance Company
   One Financial Center, 30th Floor
   Boston, Massachusetts 02111-2690

__________________________

(1) Unless otherwise indicated in the footnotes below, the number of shares of common stock held and percent outstanding are as of March 1, 1996. Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's common stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following March 1, 1996 by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift - 46,552; Mr. V. N. Swift - 43,516; Mr. Loen - 22,000; Mr. Smith - 19,800; Mr. Montgomery - 25,960;

         Mr. Withrow - 18,700; Mr. T. E. Swift - 52,461; Mr. Alden - 45,232;
         Mr. Kitterman - 34,980; and all executive officers and directors as a group - 370,843.

(2)      Includes 2,858 shares held by Mr. Swift's wife.

(3)      Less than one percent.

(4) Includes 14,300 shares as to which Mr. Loen, as co-trustee for an HR-10 Retirement Plan, shares voting and investment power with his wife; 70,000 shares held by his wife (who holds sole voting and investment power as to those shares and 3,680 shares held in her IRA), and 4,554 shares held in Mr. Loen's IRA.

(5) Based on Schedules 13G dated February 1, 1996 and February 8, 1996 filed with the Securities and Exchange Commission. The shares listed comprise 872,070 shares of Common Stock and $660,000 6.5% Convertible Subordinated Debentures due June 30, 2003, which, as of the date of the Schedules 13G, were convertible into approximately 80,982 shares of the Company's stock. Foreign & Colonial Management Limited ("F&C") is deemed to have beneficial ownership of 953,052 shares of the Company's stock. F&C is an Investment Adviser registered under the Investment Advisers Act of 1940 and is a wholly owned subsidiary of Hypo Foreign & Colonial Management (Holdings) Limited. F&C disclaims beneficial interest in all of the shares.

(6) Based on a Schedule 13G dated February 8, 1996 filed with the Securities and Exchange Commission, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,291,458 shares of the Company's stock as a result of acting as an investment adviser to several investment companies registered under
         Section 8 of the Investment Company Act of 1940 (the "Funds").
         Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has any power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees.

(7) Based on Schedules 13G dated February 8, 1996 and February 13, 1996 filed with the Securities and Exchange Commission. State Street Research and Management Company ("State Street") is deemed to have beneficial ownership of 1,284,450 shares of the Company's stock and reports sole power to vote 1,238,650 of these shares. State Street is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940 and is a wholly owned subsidiary of Metropolitan Life Insurance Company. State Street disclaims beneficial interest in all of the shares held by it.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are appointed annually by the board of directors. Information regarding A. Earl Swift, President, Chief Executive Officer and Chairman of the Board, and Virgil N. Swift, Executive Vice President--Business Development and Vice Chairman of the Board, is set forth above under "Election of Directors--Nominees." Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

         Terry E. Swift, 40, was appointed Executive Vice President and Chief Operating Officer of the Company in 1991. He served as Senior Vice President--Exploration and Joint Ventures from 1990 to 1991 and as Vice President--Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a degree in Chemical Engineering and a Master's Degree in Business
Administration.  He is the son of A. Earl Swift.

        John R. Alden, 50, was appointed Senior Vice President--Finance and Chief Financial Officer in 1990. He is also Secretary of the Company. He joined the Company in 1981 and prior to 1990 he served the Company as its secretary and its principal financial officer under a variety of titles. Mr. Alden holds a degree in Accounting and a Master's degree in Business Administration.

         Bruce H. Vincent, 48, joined the Company as Senior Vice
President--Funds Management in 1990. Mr. Vincent acted as President of Vincent & Company, an investment banking firm, from 1988 to 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

         James M. Kitterman, 51, was appointed Senior Vice
President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business
Administration.

         Alton D. Heckaman, Jr., 39, was appointed Vice President and Controller in May 1993. He had previously served as Assistant Vice President--Finance and Controller since 1986. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for the fiscal years ended December 31, 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                         ANNUAL COMPENSATION            COMPENSATION     ALL OTHER COMPENSATION ($)
                                   --------------------------------   ----------------  ---------------------------

                                                     BONUS(1)              AWARDS
                                               --------------------   ----------------
           NAME AND                                                      SECURITIES
           PRINCIPAL                                                     UNDERLYING          LIFE
           POSITION         YEAR    SALARY($)  CASH ($)   STOCK ($)   OPTIONS/SARS(#)(2)   INSURANCE($)(3)  401(K)($)(4)
       -----------------   -----   -------     --------  ----------   ------------------   ---------------  ------------
       A. EARL SWIFT        1995   $278,400   $90,000     $90,000               0             $80,073          $7,500
       Chief Executive      1994    278,400   128,000      32,000          12,100(5)          102,240           7,500
       Officer, President   1993    260,180   136,000      34,000          23,980(6)           47,941           7,925

       VIRGIL N. SWIFT      1995    171,968    35,391       8,836               0              47,669           7,500
       Executive Vice       1994    190,600    23,898       5,975          12,100(5)           29,019           7,500
       President--Business  1993    178,180    31,350       7,839          21,340(6)           22,369           7,816
       Development

       TERRY E. SWIFT       1995    158,300    33,675       8,358               0               6,700           7,500
       Chief Operating      1994    158,300    21,117       5,279          52,756               6,138           7,500
       Officer, Executive   1993    145,180    27,100       6,775          16,390               5,573           7,580
       Vice President

       JOHN R. ALDEN        1995    142,500    27,462       6,086               0              14,056           7,500
       Chief Financial      1994    142,500    17,296       4,324          37,730              11,419           7,500
       Officer, Senior Vice 1993    133,180    23,430       5,859          13,640               8,781           7,512
       President--Finance

       JAMES M. KITTERMAN   1995    138,400    28,430       7,164               0              14,363           7,500
       Senior Vice          1994    138,400    17,353       4,338          46,750              12,328           7,500
       President--          1993    128,180    22,720       5,682          11,000              10,294           7,350
       Operations


(1) Bonus amounts reported for 1995, 1994 and 1993 include bonuses earned during those years, but actually paid in the following year.

(2) The numbers of securities underlying options granted in 1993 and 1994 reflect the 10% stock dividend that occurred in September 1994.

(3) Represents insurance premiums paid by the Company during the covered fiscal year with respect to life insurance for the benefit of the named executive officer.

(4) Contributions by the Company (one-half in cash and one-half in Company stock) for the account of the named executive officer to the Swift Energy Company Employee Savings Plan.

(5) Includes for each of Messrs. A. E. Swift and V. N. Swift, respectively, previously granted options for 12,100 shares that were extended and repriced in 1994.

(6) Includes for each of Messrs. A. E. Swift and V. N. Swift, respectively, previously granted options for 3,300 shares that were extended and repriced in 1993.

EMPLOYMENT CONTRACTS

         Effective June 1, 1994, Virgil Swift commenced a five year employment agreement which provides for an immediate 40% reduction in salary, coupled with an immediate 25% reduction in working hours, decreasing to a 50% work schedule at the commencement of the third year of the agreement and continuing for the remaining term thereof. The contract also provides for a payment of $55,550 for four years in consideration of Mr. Swift's agreement not to compete with the Company for a period of seven years, although if Mr. Swift's employment is terminated by the Company upon a change in control (as defined under "Change of Control Arrangements" below), he is entitled to receive the non-competition payments without compliance with those provisions and his remaining salary in one lump sum, discounted to present value at 8% per annum.

         Effective November 1, 1995, the Company entered into employment agreements with its other five most senior executive officers, A. Earl Swift, President, Terry E. Swift, Executive Vice President, and its three Senior Vice Presidents, John R. Alden, James M. Kitterman and Bruce H. Vincent. All of the agreements (other than that for A. Earl Swift) provide for an initial three-year term, which is automatically extended for one year on each anniversary thereof. These agreements provide for payment of six months' salary (plus, for A. Earl Swift, two weeks' salary for every year of service to the Company) and six months' continuation of medical benefits upon termination of employment other than for "cause". The agreements can be terminated by the Company (other than for "cause") only by a majority of Continuing Directors. Upon employment termination in connection with or following a change of control (as defined under "Change of Control Arrangements" below), the executives are entitled to receive 18 months' salary plus two weeks' salary for every year of service to the Company, and continuation of certain insurance coverages for certain periods. Following termination of employment all outstanding vested and non-vested stock options held by the executives will be converted into non-qualified five year options for the same number of shares at the same exercise prices, or the closing price of the Company's common stock on the New York Stock Exchange if it is lower.

         A. Earl Swift's employment agreement is similar to those for the other executives, with the following exceptions. The term is eight years, the first three of which cover his full-time employment by the Company under the same compensation arrangements which have been in place over the past several years. The last five years of the agreement cover up to twenty hours per week, 46 weeks per year on specific matters designated by the Board of Directors.
During this five year period, Mr. Swift's compensation will be one-half his annual base compensation at the end of the third year of the contract, plus any bonus provided by the Board of Directors. In the event of a change of control during the first three years of the agreement, Mr. Swift's compensation for the remaining term of the agreement shall be at least as much as for the last preceding year, or, if a change of control occurs during the last five years of the agreement, at least the average of his total compensation during the first three years of the agreement. Mr. Swift's contract provides for a payment of $75,850, plus 17% of his total compensation during the third year of the agreement, for five years in consideration of Mr. Swift's agreement not to compete with the Company for a period of up to eight and one-half years. In the event of a change of control, these amounts are payable in the same manner as provided in Virgil Swift's agreement described above, together with two weeks' salary for every year of service to the Company.

STOCK OPTION GRANTS

         During 1995, no stock options were granted to the named executive officers under the Company's 1990 Stock Compensation Plan.

OPTION VALUES

         The following table contains information concerning the number and value of unexercised options held by the named executive officers at December 31, 1995:

                            FY-END OPTION/SAR VALUES


                                                    Number of                            Value of
                                              Securities Underlying                Unexercised In-the-
                                             Unexercised Options/SARs             Money Options/SARs at
                                                  at FY-End (#)                       FY-End ($)(1)
                                        ---------------------------------  --------------------------------

                       Name               Exercisable      Unexercisable      Exercisable      Unexercisable
           ---------------------------  ----------------  ---------------  ----------------  -----------------
           A. Earl Swift                      46,552           20,328          $142,392            $62,645

           Virgil N. Swift                    43,516           17,425           119,485             50,114

           Terry E. Swift                     52,461           57,539           168,589            159,163

           John R. Alden                      45,232           42,768           137,273            118,208

           James M. Kitterman                 34,980           47,520            98,558            130,197

__________________________

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the market price of shares at December 31, 1995 ($12.00 per share) less the exercise price.

CHANGE OF CONTROL ARRANGEMENTS

         Under the 1990 Stock Compensation Plan and the 1990 Nonqualified Plan (collectively, the "Plans"), the occurrence of a change of control of the Company will (unless the board of directors provides otherwise prior to the change of control) cause all outstanding stock options to become fully exercisable, other than options that have been outstanding less than one year. A "change of control" is defined in the Plans to mean any of the following events: (i) any person or group becomes the beneficial owner of shares having 40% or more of the votes that may be cast for the election of directors; (ii) as a result of any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the board of directors; (iii) the shareholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of the Company's common stock (other than by the Company) and shares are acquired thereunder.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The board of directors first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of nonemployee directors, and has set executive compensation since that time. Since 1987, when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

         Philosophically, the Compensation Committee and the Company's Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry in which compensation levels grew rapidly during the late 1970s and early 1980s. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

         In 1987 the Compensation Committee, with the help of an outside consulting firm, determined that compensation paid to the Chief Executive Officer was disproportionately low in relation to the compensation of comparable executives in the industry. At that point the Compensation Committee instituted an annual bonus for the Chief Executive Officer equal to a sliding scale percentage of total partnership and joint venture funds raised by the Company in that year, providing that only the lowest bonus was to be paid, regardless of the amounts of funds raised, if the Company's earnings did not increase by at least 15% in that year. This formula was adopted at a time when most of the Company's earnings were derived from earned interests and fees from partnership and joint venture activities.

         In late 1989, as the proportion of the Company's revenues from oil and gas sales began to grow significantly, and following the adoption of a five-year strategic plan in 1988, the Company prepared an evaluation of compensation among six entities selected by an investment banking firm which were engaged in the same activities as the Company. Based upon this analysis, the Compensation Committee adopted a new incentive compensation system for the Company's executive officers, and revised the bonus formula for the Chief Executive Officer, to one based upon earnings per share and growth in oil and gas reserves, as described in detail below. In 1995, the Compensation Committee further modified its criteria to reflect the importance of cash flow to an oil and gas company and the Company's increased emphasis on exploration and drilling activities, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, in 1995, the Compensation Committee amended the bonus formula in the 1990 Stock Compensation Plan to add two factors: year-to-year increases in both cash flow per share and probable reserves. The 1990 Plan, as amended, was used for determining 1994 and 1995 incentive awards based upon Company performance in each of those years.

COMPENSATION CRITERIA AND PERFORMANCE MEASUREMENT

         The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long term stock-based incentives.

         BASE SALARY for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon an annual survey provided by an outside consultant on a group of 37 independent oil and gas companies with market capitalizations between $20 million and $1.8 billion (the "Compensation Survey Group"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserve growth, cash flow and levels of general and administrative expenses. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review by the Company's Chief Executive

Officer, and in the case of the Chief Executive Officer, a review of his performance by the Compensation Committee.

         The Compensation Survey Group includes only one company in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Survey Group is used by the Company for purposes of executive compensation comparison because it constitutes a broader group than the group of 17 companies included in the Index, and because the Compensation Survey Group is comprised of companies somewhat closer in size and line of business to the Company than the companies included in the Index. The Index was selected in accordance with Securities and Exchange Commission rules solely for shareholder return comparison purposes because it is a published industry index.

         ANNUAL INCENTIVE BONUSES for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Bonuses are awarded under the 1990 Stock Compensation Plan (the "1990 Plan") in the form of Performance Bonus Awards, which may be either in cash or in shares of the Company's common stock as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined under a formula that utilizes the following factors: (i) the increase in earnings per share during that year (a measure of short-term performance); (ii) the increase in the cash flow per share during that year (a measure of short-term performance); (iii) the increase in the volume of the Company's proved oil and gas reserves during that year (a measure of long-term performance); (iv) the increase in the probable oil and gas reserves during that year (a measure of long-term performance); and (v) the overall performance of that executive officer in contributing to the Company's achievement of its strategic objectives, as evaluated by the Compensation Committee. The 1990 Plan, prior to being amended in 1995, did not include the factors of increases in cash flow per share and increases in probable reserves, while two of the factors, earnings per share and reserve growth, are the same performance factors upon which the Company's goals in its 1988 strategic plan were based. Generally, the three broad categories of performance factors, short-term factors, long-term factors and individual performance factors, are given equal weight, except that the Committee may make adjustments in the bonus formula or in the performance factors considered on a uniform basis among all the executive officers (other than the Chief Executive Officer, as to whom a different adjustment may be made). In determining Performance Bonus Awards for 1994 (determined and paid in 1995 subsequent to the release of the Company's 1995 Proxy Statement), the Compensation Committee considered the 44% cash flow per share increase, an increase in proved reserves of 15%, and a substantial increase in probable reserves from 1993 to 1994, offset somewhat by a decrease in earnings per share, resulting from an accounting change and other factors. In determining Performance Bonus Awards for 1995 (determined and paid in 1996), the Committee considered the small increase in cash flow per share, the increase in net proved reserves of 70% and a smaller increase in probable reserves from 1994 to 1995, as well as the slight decrease in earnings per share before the cumulative effect of a change in accounting principles. The Committee took into account, with respect to earnings per share, that the Company issued 5,750,000 additional shares of Common Stock in 1995 pursuant to a public offering. For both 1994 and 1995, the Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

         Under the 1990 Plan, executive officers may receive Performance Bonus Awards equal to up to 35% of their base salaries, and the award of the Chief Executive Officer may be equal to up to 70% of his base salary. Awards paid in the last three years averaged 20.9% of executive officers' base salaries and 62.5% of the Chief Executive Officer's base salary.

         The Performance Bonus Award to the Chief Executive Officer additionally differs from those awarded to the other executive officers in that the size of the Chief Executive Officer's Performance Bonus Award is more closely tied to Company performance, so that it has varied more widely from year to year than the awards to other executive officers.

         LONG-TERM STOCK-BASED INCENTIVES are provided through annual grants of incentive stock options to executives and others under the 1990 Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. Grants vest in equal amounts over five years; executives must be employed by the Company at the time of vesting in order to exercise the options.

         The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised executive options, so as to avoid excessive dilution of the shareholders' value in the Company through executive option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding historical performance by an executive officer may be recognized through a larger than normal option grant.

         The Company believes that its compensation policy described above provides an excellent link between the value created for shareholders and the compensation paid to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER IN 1995

         Base Salary. The Chief Executive Officer's base salary in 1995 was $278,400, which was exactly the same as his base salary in 1994. The Compensation Committee's determination was based on the factors described above under "--Compensation Criteria and Performance Measurement--Base Salary."

         Bonus. As noted in the section on "Annual Incentive Bonuses" above, the Committee may give a different weighting to the five bonus formula performance factors in determining the Chief Executive Officer's bonus than it uses in determining bonuses for other executive officers. In determining the Chief Executive Officer's bonus the Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Committee does not observe and supervise such performance on a day-to-day basis. For 1994, the Committee reduced the total bonus of the Chief Executive Officer from $170,000 total bonus in 1993 ($136,000 in cash and $34,000 in stock), or approximately 65% of base salary to $160,000 ($128,000 in cash and $32,000 in stock), or approximately 56% of base salary. However, due to an increase in base salary in 1994, the Chief Executive's total compensation increased slightly. For 1995, based on the factors described above, the Committee increased the Chief Executive Officer's total bonus from $160,000 in 1994 to $180,000 in 1995. However, the Committee reduced the cash portion of the bonus from $128,000 to $90,000, increasing the stock portion from $32,000 to $90,000.

         Stock Options. The Chief Executive Officer was not granted any options for shares of common stock in 1995. But see "Option Repricings in 1994" below.

         Section 162(m) of the Internal Revenue Code. The Compensation Committee does not propose to adopt any particular policy with respect to
Section 162(m) of the Internal Revenue Code, which was adopted by Congress in 1993 and limits the deductibility of compensation paid to any individual in excess of $1 million per year. The Company has not paid and does not anticipate paying compensation at these levels, and even including the unrealized value of unexercised stock options, does not believe that these provisions will be relevant to the Company's executive compensation levels for the foreseeable future.


                                        COMPENSATION COMMITTEE

                                        Raymond O. Loen, Chairman
                                        Henry C. Montgomery
                                        Harold J. Withrow

FORWARD LOOKING STATEMENTS

         The information contained in this Proxy Statement that is not historical, such as information regarding increases in oil and gas reserves contained in the Compensation Committee Report, are "forward-looking statements," as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, the Company's proved reserves can differ materially from those stated in such "forward-looking statements."

FIVE YEAR SHAREHOLDER RETURN COMPARISON

         The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index.




                                             1990       1991       1992       1993       1994       1995
            Swift Energy Co                  $100        $58        $88        $92       $103       $127
            S & P 500                         100        130        140        155        157        215
            D J OIL - SECONDARY               100         98         99        110        106        123


         "Cumulative total return" equals (i) the change in share price during the measurement period plus cumulative dividends for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in a prospect are sold to the Company's employees on terms identical to those at which interests are sold to third party investors in that prospect. As a result of enhanced drilling activity, the amounts invested by officers and employees in such prospects in 1995 increased significantly over previous years. During 1995, leasehold and drilling costs associated with such investments were incurred as follows: A. Earl Swift - $69,358, Virgil N. Swift - $312,122, Terry E. Swift - $66,618, and John R. Alden - $79,927. Unaffiliated third parties have invested in all of the prospects in which the officers invested, on identical terms.


                                    AUDITORS

         Arthur Andersen LLP, certified public accountants, has served as the independent auditors of the Company since its inception. While management anticipates that this relationship will continue to be maintained during 1996 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Arthur Andersen LLP, inasmuch as no such action is legally required. A representative from Arthur Andersen LLP will be present at this year's meeting of shareholders. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1997 annual meeting of shareholders, scheduled to be held May 13, 1997, shall submit such proposal to the Company on or before December 9, 1996.

                                         By Order of the Board of Directors




                                         JOHN R. ALDEN
                                         Secretary

Houston, Texas
April 8, 1996

                              SWIFT ENERGY COMPANY

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1996

      The undersigned hereby constitutes and appoints Raymond O. Loen, Clyde W. Smith, Jr. or A. Earl Swift, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 14, 1996 at 4:00 p.m. central time, in the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[ X ]  Please mark your
       votes as this
       example.

To withhold authority to vote for any individual nominee, strike his name from the listing below.

PROPOSAL 1: FOR the election of all nominees for directors listed for the terms specified in the Company's 1996 Annual Proxy Statement (except as marked to the contrary at right); or to WITHHOLD AUTHORITY to vote for all nominees.

    FOR        WITHHELD     Nominees:  A. Earl Swift         Virgil N. Swift
    [ ]           [ ]                  Raymond O. Loen       Henry C. Montgomery
                                       Clyde W. Smith, Jr.   Harold J. Withrow
                                       G. Robert Evans

PROPOSAL 2: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

     The Board of Directors recommends a vote for all nominees named in Proposal
1. This proxy will be voted in accordance with the specifications made hereon. If NO specification is made, the shares will be voted for all nominees.

     The undersigned hereby acknowledges receipt of the Notice of 1996 Annual Meeting of Shareholders and Proxy Statement and the 1995 Annual Report to Shareholders furnished herewith.

PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED, PRE-ADDRESSED ENVELOPE.





SIGNATURE _______________________________________ DATE _______________________

SIGNATURE _______________________________________ DATE _______________________
NOTE: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.